UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2015

Fortune Brands Home & Security, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 28, 2015, the Compensation Committee of the Board of Directors of Fortune Brands Home & Security, Inc. (the “Company”), adopted a non-qualified deferred compensation plan (the “Plan”) which provides the Company’s non-employee directors, executive officers and a select group of employees of the Company and its subsidiaries with the opportunity to elect to defer receipt of a portion of salary, bonuses, director fees, and certain equity awards made under the Company’s long-term incentive plan. The Plan also allows the Company to make discretionary contributions to participant accounts that may be subject to one or more vesting schedules. Participant contributions, excluding equity awards subject to vesting conditions, will be fully vested at all times. Distributions of participant accounts will be made following a participant’s separation of service, death, retirement, unforeseeable emergency, change-in-control of the Company, or as of a future payment date specified by the participant. In accordance with the terms of the Plan, distributions will generally be paid in a single lump sum, unless the participant elects another form of payment permitted under the Plan, and in accordance with Section 409A of the Internal Revenue Code of 1986, as amended.

The above summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the deferred compensation plan, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS HOME & SECURITY, INC.
(Registrant)

By:	/s/ Robert K. Biggart
Name:	Robert K. Biggart
Title:	Senior Vice President, General Counsel and Secretary

Date: October 2, 2015